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The First Australia Prime Income Fund, Inc. (AMEX:FAX, PCX:FAX)

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           THE FIRST AUSTRALIA PRIME INCOME FUND, INC.
                                 SPECIAL BOARD MEETING

(New York, NY, April 27, 2001) -- At the Fund’s Annual Meeting, shareholders are being asked to consider and vote on proposed amendments to the Fund’s investment objective, policies, and restrictions (Proposals 3A, 3B, and 3C).

At a special meeting of the Board of Directors held on April 26, 2001, the Board determined to withdraw from consideration at the Annual Meeting a proposal (Proposal 3D) to eliminate the requirement that any subsequent changes in the Fund’s investment policies be approved by shareholders. In reaching its decision, the Board considered concerns expressed by shareholders that shareholders retain their ability to vote on any such subsequent changes to the Fund’s investment policies. Accordingly, at the adjourned Annual Meeting on May 10, 2001, shareholders will be asked to vote on Proposals 3A, 3B, and 3C.

The Board of Directors recommends that shareholders vote in favor of Proposals 3A, 3B, and 3C and urges shareholders to sign and mail their proxy cards promptly.
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The First Australia Prime Income Fund sent to shareholders of record March 5, 2001 a
Proxy Statement dated March 19, 2001. The Board of Directors is seeking shareholder approval to amend the Fund’s investment objective, investment policies and restrictions.
Please contact Innisfree M&A, the Proxy Solicitor at 800-750-5834 for registered and beneficial shareholder voting procedures.

          THE ANNUAL MEETING HAS BEEN ADJOURNED UNTIL MAY 10, 2001 TO
   PROVIDE SHAREHOLDERS ADDITIONAL TIME TO VOTE ON CERTAIN ITEMS.
                               PLEASE VOTE YOUR SHARES TODAY!